Exhibit 99.1

Babcock & Wilcox Announces Second Quarter 2011 Results

  Earnings per share of $0.39, Non-GAAP earnings per share of $0.47
  Revenues increased 9.3%

CHARLOTTE, N.C.--(BUSINESS WIRE)--August 8, 2011--The Babcock & Wilcox Company (NYSE: BWC) (“B&W” or the “Company”) today reported revenues of $752.4 million, an increase of $63.9 million or 9.3% from the second quarter of 2010. Earnings per share for the second quarter of 2011 were $0.39. Included in earnings per share for the second quarter of 2011 is the impact of net unfavorable adjustments of approximately $0.08. Before the impact of these items, earnings per share for the second quarter ended June 30, 2011 were $0.47 compared to $0.41 in the second quarter of 2010.

Recent Highlights

  Signed Letter of Intent with Tennessee Valley Authority for B&W mPower™ Reactor Project
  Awarded $417 Million Waste Management Contract at Department of Energy (DOE) Facility
  Awarded $333 Million West Valley Demonstration Project Cleanup Contract
  Awarded $81 Million Design and Supply Contracts for Emissions Control Systems
  Awarded $40 Million Nuclear Energy Maintenance Project
  Expanded Commercial Nuclear Capabilities with N-Stamp Certification at Ohio Manufacturing Facility
  Signed Memorandum of Understanding to Collaborate with Toshiba on Power Generation Opportunities
  Cross-State Air Pollution Rule (CSAPR) Finalized by Environmental Protection Agency (EPA)
  Environmental Engineering, Design and Construction Bidding Activity Accelerating

Results of Operations

Consolidated revenues for the second quarter of 2011 were $752.4 million, an increase of $63.9 million or 9.3% from the second quarter of 2010. This increase was across all business segments. Nuclear Energy segment revenues increased $36.2 million, or 62.7% primarily due to beginning a large replacement steam generator project during the second quarter. Revenues in the Nuclear Operations segment increased $25.7 million, or 10.4% primarily as a result of the continuing ramp-up in production of Virginia-class submarine components and higher nuclear fuel production. Power Generation segment revenues increased $19.3 million, or 5.2% primarily due to increased North American construction activity more than offsetting a continuing decline in new-build environmental and power generation systems. Technical Services segment revenues increased $9.8 million, or 46.9% in the second quarter of 2011 compared to the second quarter of 2010. This increase was due principally to the award of nearly $3.6 billion of environmental remediation, decontamination and decommissioning contracts, primarily for the DOE, over the last twelve months.

Operating income for the second quarter of 2011 was $63.3 million compared to $85.7 million in the second quarter of 2010. Included in the second quarter 2011 operating income was the impact of a favorable $10.9 million acquisition related settlement at Nuclear Fuel Services, Inc. (NFS) and a $26.0 million unfavorable adjustment to the estimated cost to complete on a certain Nuclear Energy project. Without the impact of these items, operating income was $78.4 million, a decrease of $7.3 million from the second quarter of 2010.

The decrease in operating income before items was primarily due to the reduction in the volume of new-build power generation and environmental projects as well as the close out of certain Power Generation segment projects in the second quarter of 2010, which had the effect of improving the operating results in that prior quarter. The decrease was partially offset by the improvement in performance and production at NFS, the increase in production of nuclear components for the submarine and aircraft carrier programs and fees earned from new management and operation awards.

Update on Loss Contracts

During the first quarter of 2011, the Company recorded a loss on material downblending contracts at NFS. The processing of the material that resulted in the majority of the first quarter charge has been completed. Additionally at NFS, the Company successfully negotiated a settlement related to the acquisition of NFS, resulting in an increase in operating income and cash during the second quarter of 2011 of approximately $10.9 million. Before the favorable impact of this item, NFS operated profitably on revenues of $48.8 million.

During the first quarter, the Company recorded a loss on a certain Nuclear Energy project. As this project shifted from the demolition phase to reconstruction late in the second quarter, the Company encountered a series of unexpected conditions resulting in further schedule extension and incremental estimated cost to complete. As of today, the remaining scope of work on this project is completion of the final structural welding, which has proceeded well. From an accounting perspective, second quarter operating results include an additional charge of $26.0 million representing the gross estimated incremental cost to complete as of the end of the second quarter of 2011. There have been no offsetting claims or equitable adjustments included in the results for the second quarter. Claims and equitable adjustments that are currently in process are significant in value and may be realized over time. “It is unfortunate that certain unknown and undisclosed conditions at this site required the Company to take extensive measures beyond the original scope of work to complete the project. The Company intends to recover all of the costs to which we are contractually entitled. Additionally, the Company has thoroughly reviewed its backlog and determined there are no other fixed-price nuclear projects,” said Brandon C. Bethards, President and Chief Executive Officer of B&W.

Update on EPA Regulation

On July 7, 2011, the EPA released its final rules for CSAPR, formerly referred to as the Clean Air Transport Rules (CATR), with a compliance period beginning January 1, 2012. Additionally, the comment period for the draft mercury and air toxics rules, or Utility Maximum Achievable Control Technology standards (Utility MACT) ended August 4, 2011. Under court order, the EPA has a deadline of November 16, 2011 to finalize the Utility MACT rules. From the Company’s perspective, EPA rules and regulations continue to move forward and are expected to result in a significant market for environmental compliance through engineering, procurement, and construction of equipment over the next several years. “With the drafting and passage of these regulations, we have seen the pace of customer inquiries and bidding activity intensifying as utilities plan for their capital requirements for compliance. We have recently announced two contracts for the design and supply of emissions control systems and we have been awarded several small environmental engineering and design contracts. We expect to continue to see projects awarded through the balance of the year and into 2012,” Bethards said.

Liquidity

The Company’s cash and investments position, net of debt, was $368.7 million at the end of the second quarter of 2011 compared to $375.3 million at the end of the first quarter of 2011. In addition to net cash, the Company maintains a $700 million revolving credit agreement with approximately $506.2 million of availability as of the end of the second quarter. The Company continues to maintain adequate liquidity to fund operations, which could include increased working capital requirements, internal growth and R&D programs, as well as additional product and geographic expansion opportunities.

Reconciliation of Non-GAAP Earnings Per Share and Operating Income
(in $ millions, except per share amounts*)

	Q2 2011	Q2 2010	YTD 2011	YTD 2010
GAAP operating income	$63.3	$85.7	$85.2	$124.4
NFS acquisition settlement	(10.9)	-	(10.9)	-
NFS material processing loss contracts	-	-	11.1	-
Nuclear Energy loss contract	26.0	-	47.6	-

Non-GAAP operating income	$78.4	$85.7	$133.0	$124.4

Reported earnings per share	$0.39	$0.41	$0.51	$0.55
NFS acquisition settlement	(0.06)	-	(0.06)	-
NFS material processing loss contracts	-	-	0.06	-
Nuclear Energy loss contract	0.13	-	0.25	-

Non-GAAP earnings per share	$0.47	$0.41	$0.75	$0.55

*- per share amounts may not foot due to rounding

B&W is providing non-GAAP information regarding certain of its historical results to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. B&W believes the non-GAAP measures provide meaningful insight in the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding B&W’s ongoing operations.

Conference Call to Discuss Second Quarter 2011 Results

Date:	Tuesday, August 9, 2011, at 8:30 a.m. ET
Live Webcast:	Investor Relations section of website at www.babcock.com

The Babcock & Wilcox Company 2011 Analyst Day

Date:	Thursday, September 15, 2011, at 9:30 a.m. ET
Live Webcast:	Investor Relations section of website at www.babcock.com

Forward-Looking Statements

B&W cautions that this release contains forward-looking statements, including, without limitation, statements relating to our expectation as to further charges on our nuclear energy project, our intentions regarding seeking potential recovery of cost overruns on the nuclear energy project, our expectation that the EPA regulations may result in significant market opportunities, and our expectations regarding continued project awards into 2012 and the value of additional projects to come to market for the balance of 2011. These forward-looking statements are based on current management expectations and involve a number of risks and uncertainties, including, among other things, adverse changes in the industries in which we operate, adjustments, delays and other difficulties executing on contracts in backlog, delays in finalizing the Utility MACT rules or difficulties implementing the CSAPR. If one or more of these or other risks materialize, actual results may vary materially from those expected. For a more complete discussion of these and other risk factors, see B&W’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2010 and quarterly reports on Form 10-Q. B&W cautions not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About B&W

The Babcock & Wilcox Company is a leader in clean energy technology and services, primarily for the nuclear, fossil and renewable power markets as well as a premier advanced technology and mission critical defense contractor. B&W has locations worldwide and employs approximately 12,000 people, in addition to approximately 10,000 joint venture employees. A company overview presentation, which will be presented at investor conferences and meetings throughout this quarter, is available on the Investor Relations section of our website. For additional information please visit our website at www.babcock.com.

TABLES TO FOLLOW

THE BABCOCK & WILCOX COMPANY CONDENSED CONSOLIDATED BALANCE SHEETS ASSETS
	June 30,	December 31,
	2011	2010
	(Unaudited)
	(In thousands)

Current Assets:
Cash and cash equivalents	$258,371	$391,142
Restricted cash and cash equivalents	21,706	12,267
Investments	27,228	234
Accounts receivable – trade, net	353,796	289,374
Accounts receivable – other	75,500	64,231
Contracts in progress	273,713	225,448
Inventories	105,072	100,932
Deferred income taxes	97,175	90,620
Other current assets	77,339	34,868

Total Current Assets	1,289,900	1,209,116

Property, Plant and Equipment	996,737	968,712
Less accumulated depreciation	579,821	550,400

Net Property, Plant and Equipment	416,916	418,312

Investments	65,576	74,863

Goodwill	272,108	269,424

Deferred Income Taxes	195,988	236,504

Investments in Unconsolidated Affiliates	155,220	100,811

Other Assets	182,707	191,480

TOTAL	$2,578,415	$2,500,510

THE BABCOCK & WILCOX COMPANY CONDENSED CONSOLIDATED BALANCE SHEETS LIABILITIES AND STOCKHOLDERS’ EQUITY
	June 30,	December 31,
	2011	2010
	(Unaudited)
	(In thousands)

Current Liabilities:
Notes payable and current maturities of long-term debt	$3,376	$4,790
Accounts payable	199,432	185,240
Accrued employee benefits	245,798	235,856
Accrued liabilities – other	81,255	71,242
Advance billings on contracts	409,683	369,644
Accrued warranty expense	101,315	109,588
Income taxes payable	3,003	5,467

Total Current Liabilities	1,043,862	981,827

Long-Term Debt	810	855

Accumulated Postretirement Benefit Obligation	83,562	84,100

Environmental Liabilities	45,715	40,889

Pension Liability	481,445	579,000

Other Liabilities	91,256	100,314

Commitments and Contingencies

Stockholders’ Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 117,981,315 and 116,963,664 shares at June 30, 2011 and December 31, 2010, respectively	1,180	1,170
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; No shares issued	-	-
Capital in excess of par value	1,091,485	1,067,414
Retained earnings	156,390	96,671
Treasury stock at cost, 272,895 and 101,649 shares at June 30, 2011 and December 31, 2010, respectively	(8,264)	(2,397)
Accumulated other comprehensive loss	(409,858)	(449,999)
Stockholders’ Equity – The Babcock & Wilcox Company	830,933	712,859
Noncontrolling interest	832	666
Total Stockholders’ Equity	831,765	713,525

TOTAL	$2,578,415	$2,500,510

THE BABCOCK & WILCOX COMPANY CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(Unaudited)
	(In thousands, except share and per share amounts)

Revenues	$752,352	$688,496	$1,443,629	$1,350,884

Costs and Expenses:
Cost of operations	587,741	502,143	1,152,547	1,030,035
Research and development costs	22,568	16,226	39,876	33,285
Losses on asset disposals – net	89	61	79	48
Selling, general and administrative expenses	97,078	101,846	199,711	194,569
Total Costs and Expenses	707,476	620,276	1,392,213	1,257,937

Equity in Income of Investees	18,381	17,435	33,742	31,454

Operating Income	63,257	85,655	85,158	124,401

Other Income (Expense):
Interest income	305	261	764	710
Interest expense	(1,297)	(4,676)	(1,752)	(10,669)
Other – net	4,425	(3,945)	1,431	(7,035)
Total Other Income (Expense)	3,433	(8,360)	443	(16,994)

Income before Provision for Income Taxes	66,690	77,295	85,601	107,407

Provision for Income Taxes	20,349	29,583	25,593	42,839

Net Income	46,341	47,712	60,008	64,568

Less: Net Income Attributable to Noncontrolling Interest	(132)	(72)	(289)	(85)

Net Income Attributable to The Babcock & Wilcox Company	$46,209	$47,640	$59,719	$64,483

Earnings per Common Share:
Basic:
Net Income Attributable to The Babcock & Wilcox Company	$0.39	$0.41	$0.51	$0.56
Diluted:
Net Income Attributable to The Babcock & Wilcox Company	$0.39	$0.41	$0.51	$0.55

Shares used in the computation of earnings per share:
Basic	117,502,610	116,067,535	117,235,443	116,067,535
Diluted	118,353,937	117,423,807	118,155,592	117,423,807

THE BABCOCK & WILCOX COMPANY CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,
	2011	2010
	(Unaudited)
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$60,008	$64,568
Non-cash items included in net income:
Depreciation and amortization	37,775	33,397
Income of investees, net of dividends	(16,689)	(16,831)
Loss on asset disposals – net	79	48
Amortization of pension and postretirement costs	41,021	42,866
Excess tax benefits from stock-based compensation	(4,356)	(2,295)
Other, net	922	(13,405)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(72,281)	(10,070)
Net contracts in progress and advance billings on contracts	(11,497)	(141,405)
Accounts payable	15,941	41,080
Inventories	(2,908)	6,973
Current and deferred income taxes	36,605	(326)
Accrued and other current liabilities	3,305	(280)
Pension liability, accumulated postretirement benefit obligation and accrued employee benefits	(90,249)	(64,353)
Prepaid expenses	(42,305)	(26,637)
Other, net	(7,016)	30,100
NET CASH USED IN OPERATING ACTIVITIES	(51,645)	(56,570)
CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in restricted cash and cash equivalents	(9,439)	(3,891)
Purchases of property, plant and equipment	(32,195)	(31,686)
Acquisition of businesses, net of cash acquired	-	(30,598)
Purchases of available-for-sale securities	(88,746)	(123,052)
Sales and maturities of available-for-sale securities	71,211	127,052
Decrease in note receivable from affiliate	-	43,277
Investments in equity and cost method investees	(35,467)	600
Proceeds from asset disposals	714	243
NET CASH USED IN INVESTING ACTIVITIES	(93,922)	(18,055)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of short-term borrowing and long-term debt	(1,600)	(1,729)
Payment of debt issuance costs	(82)	(9,865)
Dividend paid to McDermott International, Inc.	-	(100,000)
Increase in notes payable to affiliates	-	(43,386)
Excess tax benefits from stock-based compensation	4,356	2,295
Exercise of stock options	4,052	-
Distributions to noncontrolling interests	(170)	(78)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	6,556	(152,763)
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	6,240	(1,733)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(132,771)	(229,121)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	391,142	469,468
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$258,371	$240,347

The Babcock & Wilcox Company
Business Segment Information
For the Three and Six Month Periods Ended June 30, 2011 and 2010
(In thousands of U.S. dollars)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	6/30/11	6/30/10	6/30/11	6/30/10
REVENUES:
Power Generation Systems	$388,643	$369,320	$744,827	$725,264
Nuclear Operations	272,625	246,923	523,080	481,218
Technical Services	30,668	20,920	59,028	40,549
Nuclear Energy	93,877	57,747	159,139	113,712
Adjustments and Eliminations	(33,461)	(6,414)	(42,445)	(9,859)

TOTAL	$752,352	$688,496	$1,443,629	$1,350,884

SEGMENT INCOME:
Power Generation Systems	$28,098	$42,115	$54,731	$62,818
Nuclear Operations	59,289	40,680	89,739	65,180
Technical Services	14,466	12,604	26,608	23,316
Nuclear Energy	(33,342)	(2,281)	(70,820)	(13,683)
	68,511	93,118	100,258	137,631
Corporate	(5,254)	(7,463)	(15,100)	(13,230)
OPERATING INCOME	$63,257	$85,655	$85,158	$124,401

EQUITY IN INCOME (LOSS) OF INVESTEES:
Power Generation Systems	$6,030	$7,459	$12,040	$12,000
Nuclear Operations	0	0	0	0
Technical Services	12,351	9,976	21,702	19,454
Nuclear Energy	0	0	0	0

TOTAL	$18,381	$17,435	$33,742	$31,454

PENSION EXPENSE:
Power Generation Systems	$16,139	$15,072	$32,067	$30,164
Nuclear Operations	8,946	9,724	17,892	19,449
Technical Services	633	609	1,267	1,219
Nuclear Energy	1,098	889	2,279	1,809
Corporate	1,744	6,049	3,424	12,097

TOTAL	$28,560	$32,343	$56,929	$64,738

DEPRECIATION AND AMORTIZATION:
Power Generation Systems	$4,399	$3,847	$9,119	$7,635
Nuclear Operations	9,743	8,851	20,134	17,953
Technical Services	66	66	132	132
Nuclear Energy	1,323	1,243	2,504	2,505
Corporate	2,929	2,578	5,886	5,172

TOTAL	$18,460	$16,585	$37,775	$33,397

RESEARCH AND DEVELOPMENT, NET:
Power Generation Systems	$5,786	$6,228	$8,780	$13,868
Nuclear Operations	23	14	34	18
Technical Services	646	108	646	164
Nuclear Energy	16,113	9,876	30,416	19,235

TOTAL	$22,568	$16,226	$39,876	$33,285

CAPITAL EXPENDITURES:
Power Generation Systems	$3,895	$3,854	$8,034	$6,771
Nuclear Operations	3,984	838	15,750	8,737
Technical Services	0	0	0	0
Nuclear Energy	1,320	1,084	3,783	1,201
Corporate	2,243	7,147	4,628	14,977

TOTAL	$11,442	$12,923	$32,195	$31,686

BACKLOG:
Power Generation Systems	$1,455,575	$1,487,148	$1,455,575	$1,487,148
Nuclear Operations	2,693,961	2,546,287	2,693,961	2,546,287
Technical Services	12,820	7,565	12,820	7,565
Nuclear Energy	467,896	328,982	467,896	328,982

TOTAL	$4,630,252	$4,369,982	$4,630,252	$4,369,982

CONTACT:
The Babcock & Wilcox Company
Investor Contact:
Michael P. Dickerson, Vice President and Investor Relations Officer, 704-625-4944
investors@babcock.com
or
Media Contact:
Jud Simmons, Public Relations Manager, 434-522-6462
hjsimmons@babcock.com